                                                                    EXHIBIT 99.1

CONTACT:                     -OR-                    INVESTOR RELATIONS COUNSEL:
                                                     Maura Gedid
                                                     (212) 836-9605
                                                     mgedid@equityny.com
                                                     Devin Sullivan
                                                     (212) 836-9608
                                                     dsullivan@equityny.com

                       CONFIDENTIAL/NOT FOR DISSEMINATION

                              FOR IMMEDIATE RELEASE

          ARPEGGIO ACQUISITION CORPORATION AND HILL INTERNATIONAL, INC.
                          AGREE TO BUSINESS COMBINATION

     MARLTON, NJ AND NEW YORK, NY - DECEMBER 5, 2005 - Arpeggio Acquisition
Corp. (Otcbb: Apgo, Apgow, Apgou) ("Arpeggio") and privately held Hill
International, Inc. ("Hill") jointly announced today that they have entered into a merger agreement, pursuant to which Hill will merge with Arpeggio. The board of directors of Arpeggio and Joel Greenblatt, special advisor to the board of directors, unanimously supported the signing of the merger agreement with Hill.

Founded in 1976, Hill has grown into one of the world's leading construction management firms, providing both fee-based project management and construction claims consulting services to clients worldwide. An industry publication,
Engineering News-Record, recently ranked Hill as the 18th largest construction management-for-fee firm in the United States, and the largest that is independently owned.

THE TRANSACTION

Under the terms of the merger agreement, Hill's shareholders will receive 14.5 million shares of the common stock of Arpeggio at closing, and own 63.6% of the combined entity. In addition, Hill stockholders are entitled to receive up to an additional 6.6 million shares of Arpeggio common stock, contingent upon the attainment of the following EBIT (Earnings Before Interest and Taxes) targets:

FISCAL YEAR ENDING   EARNINGS BEFORE INTEREST
       12/31                AND TAXES           CONTINGENT SHARES
------------------   ------------------------   -----------------
       2006                $ 9.9 million           2.3 million
       2007                $13.5 million           2.3 million
       2008                $18.4 million           1.0 million
       2009                $24.9 million           1.0 million

ARPEGGIO ACQUISITION CORP. AND HILL INTERNATIONAL, INC.                   PAGE 2
DECEMBER 5, 2005

Upon closing of the transaction, which is expected in the first half of 2006,
Arpeggio will change its name to Hill International, Inc. and seek a listing on
Nasdaq.

The current shareholders of Hill, including Founder, Chairman and CEO Irvin
Richter and President and COO, David Richter, have agreed not to sell any shares until December 31, 2007. Hill's current stockholders will have the right to nominate six members of the combined company's nine-member Board of Directors.
Irvin Richter will remain Chairman and CEO of the combined company, and Hill's current management team will remain in place. Eric Rosenfeld, Chairman and CEO of Arpeggio and Arnaud Ajdler, a director and CFO of Arpeggio, will remain on the board and Arpeggio will appoint an additional independent director to the board.

Hill's Chairman and CEO Irvin Richter stated, "Hill is enjoying a record year, in both revenues and profits, and we are honored that Arpeggio has expressed its confidence in our continued success by agreeing to this proposed merger. On a post transaction basis, the additional equity capital will allow us to bolster our national and international presence and increase our market share in what is a highly fragmented marketplace. Our public company status would also provide higher visibility in the marketplace, which should allow us to further expand our business and attract and retain high quality professionals."

Eric Rosenfeld, Chairman and CEO of Arpeggio, commented, "We are extremely pleased that Arpeggio will be able to merge with a company of Hill's international prominence and experience. Hill has grown both organically and through acquisitions, while elevating its industry visibility by successfully managing high profile and complex projects. Led by a management team with extensive experience and supported by an infrastructure that many smaller competitors cannot match, we believe that Hill is equipped to continue to expand its presence around the world and, as a result, significantly enhance future shareholder value."

INCREASING REVENUES, BACKLOG AND PROFITABILITY

Hill's total revenues for the nine months ended September 30, 2005 totaled $80.5 million, net revenues (defined as total revenues less reimbursable expenses)
totaled $59.2 million, operating income was $4.9 million and net income was $3.1 million. For all of 2004, Hill generated total revenues of $84.1 million, net revenues of $63.0 million, operating income of $1.7 million and a net loss of
$400,000, which included $1.2 million of pretax nonrecurring items related to litigation, restructuring and discontinued operations.

ARPEGGIO ACQUISITION CORP. AND HILL INTERNATIONAL, INC.                   PAGE 3
DECEMBER 5, 2005

Much of Hill's revenue is generated by long-term contracts that generally have terms of 3-5 years, with some as long as 7-10 years. This has produced a stable base of recurring revenue and increased visibility. Visibility is also enhanced by Hill's total backlog, which has increased at a compounded annual growth rate of more than 50% since the end of 2001, rising from $56.8 million to $288.2 million at September 30, 2005.

The Hill unaudited financial information included in this press release was prepared as a private company in accordance with U.S. GAAP and may not be in compliance with SEC Regulation S-X. Hill's U.S. GAAP based financial statements for the years 2002 through 2004, and for the nine month periods ended September
30, 2004 and 2005, are included in this news release. Also included are consolidated balance sheets as of December 31, 2002, 2003 and 2004, and
September 30, 2005.

Arpeggio's audited and unaudited financial statements can be found on the
Securities and Exchange Commission Web site (http://www.sec.gov) within
Arpeggio's 10-KSB and 10-QSB filings for the relevant periods. As of September
30, 2005, Arpeggio had total and current assets of $37,092,734, principally comprised of cash and U.S. Treasury Securities, and no debt.

ABOUT HILL

Hill serves an important and growing niche in the $6.7 billion construction management industry. Historically, the role of overseeing and managing construction projects has taken place in-house, by the owners of each project.
However, due to the nature of these projects, it is difficult to keep internal departments fully utilized. Many governmental agencies, as well as many larger corporations that have focused on core competencies to improve earnings, have increasingly outsourced project management functions to specialist firms like
Hill. Hill employs 771 people in 21 offices worldwide, and is organized into two operating divisions.

ARPEGGIO ACQUISITION CORP. AND HILL INTERNATIONAL, INC.                   PAGE 4
DECEMBER 5, 2005

The Project Management Group, which accounted for approximately 82% of net revenues during the first three quarters of 2005, specializes in fee-based project management for large construction projects, including all phases of the construction process from pre-design through completion. Fee-basis project management means that Hill does not assume completion or price risk typically associated with firms acting as general contractors with fixed price or guaranteed maximum price ("GMP") contracts. Hill has managed over 1,000 projects valued at more than $100 billion, including for such high profile clients as:

City of Philadelphia Division of Aviation   National Institutes of Health
Dubai International Properties              Port Authority of New York and
Illinois State Toll Highway Authority       New Jersey
Merck & Co.                                 Romanian Ministry of Finance
U.S. Army Corps of Engineers                Sunoco
New York City Department of Design          Architect of the Capitol
   & Construction                           Smithsonian Institution

The Construction Claims Group, which accounted for approximately 18% of revenues during the first three quarters of 2005, is one of the largest construction claims businesses in the world, having helped to resolve more than 5,000 disputes valued in excess of $50 billion. This business has earned an international reputation for helping resolve claims involving, among others, schedule delays and cost overruns on major construction projects. The Company has been involved with major projects including the Channel Tunnel connecting the United Kingdom and France and the Petronas Twin Towers in Kuala Lumpur,
Malaysia, as well as other projects for such clients as:

Abu Dhabi Public Works Department      General Electric
Nakheel Corporation                    Honeywell
Bechtel Group                          Bombardier Transportation
U.S. General Services Administration   State of New Jersey

GROWING AND FRAGMENTED INDUSTRY

According to industry analysts, the Engineering and Construction sector trends are more positive than they have been in several years, with energy, power, chemicals, civil infrastructure and government services anticipated to make larger investments. In the U.S., the recent passing of a $286 billion transportation bill and the recent

ARPEGGIO ACQUISITION CORP. AND HILL INTERNATIONAL, INC.                   PAGE 5
DECEMBER 5, 2005

devastation caused by an active hurricane season are expected to spur activity in the sector. Hill has already responded to these events, including providing consulting services to FEMA related to damage estimates along the U.S. Gulf coast, and being retained by transportation agencies in Pennsylvania and
Illinois, among others, to consult on a variety of highway construction projects.

Hill is also actively exploring strategic acquisitions as a complement to organic growth. The construction market is highly fragmented and regionalized, and management sees an opportunity to consolidate smaller players in both the project management and construction claims fields. Since 1998, Hill has acquired and successfully integrated three project management firms and three construction claims companies, located in the United States and the United
Kingdom. Management believes that its successful acquisition track record and investments in infrastructure will allow the Company to continue its strong organic growth as well as increase its growth from acquisitions with minimal additional overhead. The company's success and reputation has allowed it to grow internationally, as evidenced by the significant international component of its business (39% of net revenues in the first three quarters of 2005).

Regarding competition, firms compete on construction consulting projects based on reputation and past experience. With 30 years of industry experience and a
$288 million backlog at September 30, 2005, Hill believes that it can compete for the highest profile projects around the globe as evidenced by projects such as the Palm Islands in Dubai and the U.S. Supreme Court Building renovation.

SEASONED MANAGEMENT TEAM

Irvin Richter, 60, Chairman and CEO, founded Hill in 1976 and has more than 30 years of experience advising clients regarding construction contracts and claims. He has been involved in many of the major construction projects in the world, including the Channel Tunnel; EPCOT; Reliance Oil Refinery; Athens Metro;
King Khalid Military City; Petronas Twin Towers; Washington Metro and the Alaska
Gas Pipeline. He is a member of the World Presidents' Organization and the
Construction Industry Round Table, and he is a former member of the board of directors of the Construction Management Association of America ("CMAA") and was
selected as a Fellow by that organization for his contributions to the construction management industry. He holds a B.A. in government from Wesleyan
University and a J.D. from Rutgers University School of Law at Camden.

David Richter, 39, President and COO, has been with Hill for more than 10 years.
He manages the business operations on a day-to-day basis and oversees Hill's administration, human resources, information technology, marketing and legal departments. Prior to his current position, he was President of Hill's Project
Management Group for three years and, before that, served as Hill's General
Counsel for six years. Prior to joining Hill, he was an attorney with the New
York City law firm of Weil,

ARPEGGIO ACQUISITION CORP. AND HILL INTERNATIONAL, INC.                   PAGE 6
DECEMBER 5, 2005

Gotshal & Manges, LLP. He is a member of the Young Presidents' Organization and serves on the board of directors of the CMAA. He earned a B.S. in management, a
B.S.E. in civil engineering and a J.D. from the University of Pennsylvania.

Ronald Emma, CPA, 54, Senior Vice President of Finance, joined Hill in 1980, and previously, served in positions of increasing responsibility at General Energy
Resources, Inc., then a holding company for seven mechanical contracting companies specializing in power piping, and, prior to that, was a staff accountant with Haskins and Sells CPAs. He has a B.S. in Accounting from St.
Joseph's University and is a Certified Public Accountant in the State of New
Jersey.

ABOUT ARPEGGIO

Arpeggio, based in New York, NY, was incorporated in April 2004 to acquire an operating business in North America. Arpeggio's initial public offering became effective June 24, 2004 and was consummated on June 30, 2004, receiving net proceeds of $36.8 million through the sale of 6.8 million units at $6.00 per unit. Each unit was comprised of one share of Arpeggio common stock and two warrants, each with an exercise price of $5.00. As of September 30, 2005
Arpeggio held $36.36 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the business combination.

TERMS OF CLOSING

The closing of the acquisition is subject to customary closing conditions, including Arpeggio stockholder approval of the merger agreement. In addition, the closing is conditioned on holders of not more than 20% of the shares of
Arpeggio issued in the IPO voting against the business combination and electing to convert their Arpeggio shares into cash, as permitted by the Arpeggio certificate of incorporation.

Arpeggio stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. Copies of filings about Arpeggio and Hill will be available without charge at the Securities and Exchange Commission's internet site (http://www.sec.gov), and when filed will be available from Arpeggio, without charge, by directing a request to Arpeggio Acquisition Corp., 10 E. 53rd
St., 35th Fl. New York, NY 10022.

This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, about Arpeggio, Hill and their combined business after completion of the proposed acquisition. Forward

ARPEGGIO ACQUISITION CORP. AND HILL INTERNATIONAL, INC.                   PAGE 7
DECEMBER 5, 2005

looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of
Arpeggio's and Hill's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations;
legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Hill is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of project management and construction claims consulting services;
general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Arpeggio's filings with the Securities and
Exchange Commission, including its report on Form 10-QSB for the period ended
September 30, 2005. The information set forth herein should be read in light of such risks. Neither Arpeggio nor Hill assumes any obligation to update the information contained in this press release.

ARPEGGIO ACQUISITION CORP. AND HILL INTERNATIONAL, INC.                   PAGE 8
DECEMBER 5, 2005

ALL OF THE FOLLOWING FINANCIAL STATEMENTS ARE UNAUDITED AND WERE PREPARED BY
HILL INTERNATIONAL, INC., AS A PRIVATE COMPANY, IN ACCORDANCE WITH U.S.
GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND MAY NOT CONFORM TO SEC REGULATION
S-X. ACCORDINGLY, SUCH HISTORICAL INFORMATION MAY BE ADJUSTED AND PRESENTED
DIFFERENTLY IN OUR PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE
MERGER.

                        HILL INTERNATIONAL BALANCE SHEETS
                           (unaudited) (in US dollars)
                                (in millions) (a)

                                                                FISCAL YEAR ENDED DECEMBER 31,
                                               9 MONTHS ENDED   ------------------------------
                                                   9/30/05            2004    2003    2002
                                               --------------        -----   -----   -----

ASSETS

Current Assets
Cash & Cash Equivalents                            $(0.3)            $ 0.8   $ 1.4   $ 0.1
Accounts Receivable, Net                            29.4              22.3    19.7    17.5
Other Receivables                                     --               0.9     0.3      --
Prepaid Expenses & Other Current Assets              2.0               1.6     0.5     0.6
                                                   -----             -----   -----   -----
Total Current Assets                                31.1              25.7    21.9    18.1

Property & Equipment, net                            2.7               2.6     2.6     2.8
Cash - Restricted                                    4.0               3.4     1.1     0.3
Intangibles, Net                                     0.2               0.3     0.5     1.0
Non-Current Deferred Tax Assets                      0.2               0.2     0.4      --
Other Assets                                         0.9               0.8     0.3     0.4
                                                   -----             -----   -----   -----
   Total Assets                                     39.0              32.9    26.8    22.6

LIABILITIES & SHAREHOLDER'S EQUITY

Current Liabilities
Current Portion of L-T Debt & Capital Leases         0.4               1.2     0.7     1.0
Accounts Payable                                     6.5               6.4     4.9     5.2
Accrued Expenses                                     7.2               4.8     3.2     3.0
Current Portion of Deferred Tax Liabilities          2.7               2.5     3.2     2.9
Income Taxes Payable                                 2.5               1.0     0.8     0.7
Retained & Other Current Liabilities                 5.2               4.7     1.7     2.5
                                                   -----             -----   -----   -----
Total Current Liabilities                           24.4              20.7    14.4    15.2

Long-Term Debt & Capital Leases                      9.0               9.6     9.3     4.2
Deferred Liabilities & Other                         0.6               0.6     0.6     0.4
                                                   -----             -----   -----   -----
   Total Liabilities                                34.0              30.8    24.4    19.8

Total Shareholders' Equity                           5.0               2.0     2.5     2.8
                                                   -----             -----   -----   -----
   Total Liabilities & Shareholders' Equity        $39.0             $32.9   $26.8   $22.6

(a)  Numbers may not foot due to rounding.

ARPEGGIO ACQUISITION CORP. AND HILL INTERNATIONAL, INC.                   PAGE 9
DECEMBER 5, 2005

                   HILL INTERNATIONAL STATEMENTS OF OPERATIONS
                           (unaudited) (in US dollars)
                                (in millions) (a)

                                                                       FISCAL YEAR ENDED DECEMBER 31,
                                     9 MONTHS ENDED   9 MONTHS ENDED   ------------------------------
                                         9/30/05          9/30/04            2004    2003    2002
                                     --------------   --------------        -----   -----   -----

Total Revenue                            $80.5            $61.2             $84.1   $78.7   $73.1
Reimbursable Expenses                     21.3             14.3              21.1    22.6    25.0
                                         -----            -----             -----   -----   -----
Net Revenue                              $59.2            $47.0             $63.0   $56.1   $48.1
Direct Expenses                           31.6             25.6              34.1    29.0    23.9
Indirect Expenses                         21.9             19.6              26.6    24.2    20.9
Affiliate Expense (Income)                (0.6)            (0.0)             (0.5)     --      --
Depreciation & Amortization                0.7              0.6               0.8     1.2     1.5
                                         -----            -----             -----   -----   -----
   Operating Profit                        4.9              1.2               1.7     1.7     1.7

Other (Income) Expense
   Interest, Net                           0.4              0.4               0.6     0.6     0.5
   Other                                  (0.6)             1.9               1.8     2.0     1.2
                                         -----            -----             -----   -----   -----
     Income from Operations                5.1             (1.1)             (0.7)   (0.9)     --
Provision (Benefit) for Inc. Taxes         1.9              0.4              (0.3)   (0.4)     --
                                         -----            -----             -----   -----   -----
   Net Income                              3.1             (0.7)             (0.4)   (0.5)     --

Depreciation & Amortization                0.7              0.6               0.8     1.2     1.5
                                         -----            -----             -----   -----   -----
   EBITDA                                  5.6             (0.1)              2.5     2.9     3.3

Non-Recurring Items (b)                    0.2              1.8               1.2     0.8     0.9
                                         -----            -----             -----   -----   -----
   Adjusted EBITDA                       $ 5.8            $ 1.7             $ 3.7   $ 3.7   $ 4.2

CAPEX                                      0.7              0.5               0.6     0.3     0.8

(a)  Numbers may not foot due to rounding.

(b)  Non-recurring items include expenses related to litigation, restructuring and discontinued operations.